UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 24, 2011
Date of Report (Date of earliest event reported)

Artepharm Global Corp.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	333-153354 (Commission File Number)	98-0460379 (IRS Employer Identification No.)

Suite #222, 6820 188th Street Surrey, British Columbia, Canada (Address of principal executive offices)	V4N 3G6 (Zip Code)

(604) 575-3552
Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03     Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year End

Effective February 24, 2011, Artepharm Global Corp. (the "Company") increased the number of its authorized shares of Common Stock from 20,000,000 shares, par value $0.001 per share, to 500,000,000 shares, par value $0.001 per share. A copy of the Certificate of Amendment filed with the Nevada Secretary of State with respect to the increase in authorized capital is attached hereto as Exhibit 3.1.

The proposal to increase the Company's authorized share capital was described in the Company's definitive Schedule 14C information statement as filed with the Securities and Exchange Commission (the "SEC") on February 4, 2011. The increase in the Company's authorized share capital was approved by written consent of a majority of the Company's shareholders as of the record date of January 25, 2011.

Item 9.01     Financial Statements and Exhibits.
Exhibit Number	Document
3.1	Certificate of Amendment filed with the Nevada Secretary of State on February 24, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ARTEPHARM GLOBAL CORP.
DATE: March 1, 2011	/s/ Harpreet S. Sangha Harpreet S. Sangha Chief Executive Officer, Chief Financial Officer, President, Secretary and a director

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